Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp Confirms Intention to Acquire UEX Corporation

More than 38% of eligible UEX securities have already been tendered, as of this press release, with an overwhelming 93.7% voting in favour of the UEC transaction.

UEC offer of C$0.49 per UEX share is financially superior to the Acquisition Proposal submitted by Denison.

Corpus Christi, TX, August 5, 2022 – Uranium Energy Corp. (NYSE American: UEC, the “Company” or “UEC”) announces that, further to its news release of July 28, 2022, it has advised UEX Corporation (“UEX”) that it is submitting a superior offer to the acquisition proposal made by Denison Mines Corp. (“Denison”) on July 28, 2022 (the “Denison Proposal”) for all of the issued and outstanding shares of UEX (“UEX Shares”).

Under the terms of UEC’s revised offer (the “Revised UEC Offer”), each holder of UEX Shares will now receive 0.0890 of one common share of UEC (a “UEC Share”) for each UEX Share held, implying consideration of approximately C$0.49 per UEX Share based on the closing price of UEX Shares and UEC Shares on the Toronto Stock Exchange and the NYSE American Exchange, respectively, and the spot exchange rate as of August 5, 2022. The Revised UEC Offer also increases the break fee by 7%, which is an increase proportional to the percentage increase in the offered exchange ratio under the Revised UEC Offer.

Amir Adnani, President and CEO, stated: “After careful analysis and consideration, we firmly believe the Revised UEC Offer represents a value-creating opportunity for UEC and UEX shareholders. We remain disciplined with respect to pursuing accretive growth and the Revised UEC Offer strikes a balance of a modest increase in the exchange ratio while doubling UEC’s uranium resources1 at only a 14.2% dilution to our outstanding shares. This transaction highlights UEC’s sector leading strategy as the fastest growing, pure play, 100% unhedged uranium company and will create the largest, diversified North American focused uranium company. Finally, a true testament to the win-win industrial logic of the transaction is the overwhelming positive support for our deal, as evidenced with over 38% of eligible UEX securities tendered with over 93.7% voted in favor, and the positive share price performance for UEC. With an offer that is superior to the Denison Proposal in all respects, we look forward to completing this transaction following the UEX shareholder vote next week.”

If the board of directors of UEX (the “UEX Board”) accepts the Revised UEC Offer, UEC expects that the special meeting of UEX securityholders to approve UEC’s acquisition of the UEX Shares based on the Revised UEC Offer will continue to be held as currently scheduled on Tuesday August 9, 2022, with an anticipated closing date (subject to court approval and the satisfaction or waiver of closing conditions customary for a transaction of this nature) by mid-August.

1 Subject to the completion of technical report summaries by UEC following closing of the proposed acquisition of UEX.

The Revised UEC Offer is superior to the Denison Proposal in all respects:

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Superior Financial Consideration. The Revised UEC Offer values UEX at C$0.49 per UEX Share, a 7% improvement over the original exchange ratio and higher financial consideration than the Denison Proposal based on closing prices of the shares and the spot exchange rate as at August 5, 2022. The Revised UEC Offer reflects a premium of 72% over the unaffected UEX Share price on June 10, 2022 (being the last trading day prior to the announcement of UEC’s proposed acquisition of UEX).

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Stronger Deal Certainty. As part of its Revised UEC Offer submission to the UEX Board, UEC has provided UEX with a simple amending agreement to the original arrangement agreement dated June 13, 2022, as amended June 23, 2022, among UEX, UEC and UEC 2022 Acquisition Corp. (the “Arrangement Agreement”) to reflect the Revised UEC Offer. By its own admission, Denison has characterized its proposal as “non-binding” and “remains subject to the entering into of a definitive agreement”[2]. Upon acceptance of the Revised UEC Offer by UEX, UEC will be firmly bound to complete the Revised UEC Offer as soon as practicable.

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Quicker Path to Completion. UEX securityholders are scheduled to vote on UEC’s proposed acquisition of the UEX Shares based on the Revised UEC Offer on Tuesday August 9, 2022, with closing of the transaction (subject to court approval and the satisfaction or waiver of closing conditions customary for a transaction of this nature) anticipated within days of the UEX securityholder vote. UEC understands that more than 38% of eligible UEX securities have already tendered, as of this press release, with an overwhelming 93.7% voting in favour of the UEC transaction.

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Denison Proposal is Financially Inferior, Uncertain and Remains Subject to the Negotiation of a Definitive Agreement. The Denison Proposal remains subject to, among other things, the negotiation of a definitive agreement, the preparation of an information circular providing disclosure on the proposed transaction, court and regulatory approvals, and the calling of a new securityholders meeting to approve the transaction. As such, a closing of any deal with Denison is likely to take UEX shareholders well into Q4 2022.

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Larger Trading Liquidity. UEC benefits from a strong institutional and retail following which has resulted in trading liquidity that is more than 50%[3] greater than that of Denison. UEX shareholders, upon exchange of their UEX Shares for UEC Shares based on the Revised UEC Offer, will have a deeper pool to value and trade their securities.

●	UEC Maintains its Strong Balance Sheet With Over $180 million of Cash and Liquid Assets, with No Debt.

Denison press release dated July 29, 2022.

Based on average daily traded volume over the last 12 months.

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The Opportunity to Create the Largest Diversified North American Focused Uranium Company. UEX shareholders have an opportunity to be part of UEC’s fully permitted, production-ready assets in the U.S., which is the largest market in the world for uranium demand. UEC offers superior scale, as exhibited by its larger capital markets presence, and a path for immediate re-rating potential following a rapid timeline to closing of the transaction.

It is the view of UEC, based on advice provided by its financial and legal advisors, that the superior proposal notice delivered by UEX to UEC on July 28, 2022 was deficient in several respects. These deficiencies have been communicated to UEX over the past few days, and have not, in our view, been rectified. While we have elected to increase the consideration offered in our proposed transaction, in making the Revised UEC Offer we advised UEX we were reserving all rights to require UEX to comply with the right to match provisions in the Arrangement Agreement, including, among other things, that the right to match period has not yet commenced.

The Revised UEC Offer expires at 7:00 p.m. (Vancouver time) on the date of this press release, coinciding with the termination of the right to match period under the Arrangement Agreement. Upon a determination by the UEX Board that the Revised UEC Offer is at least equivalent to the Denison Proposal, UEX is required to enter into an amending agreement to the Arrangement Agreement to reflect the Revised UEC Offer.

About Uranium Energy Corp

Uranium Energy Corp is America’s leading, fastest growing, uranium mining company listed on the NYSE American. UEC is a pure play uranium company and is advancing the next generation of low-cost, environmentally friendly In-Situ Recovery (ISR) mining uranium projects. The Company has two production ready ISR hub and spoke platforms in South Texas and Wyoming, anchored by fully licensed and operational processing capacity at the Hobson and Irigaray plants. UEC also has seven U.S. ISR uranium projects with all of their major permits in place. Additionally, the Company has other diversified holdings of uranium assets, including: (1) one of the largest physical uranium portfolios of U.S. warehoused U3O8; (2) a major equity stake in the only royalty company in the sector, Uranium Royalty Corp.; and (3) a pipeline of resource-stage uranium projects in Arizona, Colorado, New Mexico and Paraguay. The Company’s operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Twitter: @UraniumEnergy

Stock Exchange Information:
NYSE American: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws.  These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, market and other conditions, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.